Exhibit 99(j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 16, 2024, with respect to the financial statements and financial highlights and related notes of the AVIP Bond Portfolio (formerly ON Bond Portfolio), AVIP BlackRock Balanced Allocation Portfolio (formerly ON BlackRock Balanced Allocation Portfolio), AVIP BlackRock Advantage International Equity Portfolio (formerly ON BlackRock Advantage International Equity Portfolio), AVIP Fidelity Institutional AM® Equity Growth Portfolio (formerly ON Fidelity Institutional AM® Equity Growth Portfolio and, prior to July 29, 2023, ON Janus Henderson Forty Portfolio), AVIP AB Small Cap Portfolio (formerly ON AB Small Cap Portfolio), AVIP AB Mid Cap Core Portfolio (formerly ON AB Mid Cap Core Portfolio), AVIP S&P 500® Index Portfolio (formerly ON S&P 500® Index Portfolio), AVIP BlackRock Advantage Large Cap Value Portfolio (formerly ON BlackRock Advantage Large Cap Value Portfolio), AVIP Federated High Income Bond Portfolio (formerly ON Federated High Income Bond Portfolio), AVIP Nasdaq-100® Index Portfolio (formerly ON Nasdaq-100® Index Portfolio), AVIP BlackRock Advantage Large Cap Core Portfolio (formerly ON BlackRock Advantage Large Cap Core Portfolio), AVIP BlackRock Advantage Small Cap Growth Portfolio (formerly ON BlackRock Advantage Small Cap Growth Portfolio), AVIP S&P MidCap 400® Index Portfolio (formerly ON S&P MidCap 400® Index Portfolio), AVIP BlackRock Advantage Large Cap Growth Portfolio (formerly ON BlackRock Advantage Large Cap Growth Portfolio), AVIP AB Risk Managed Balanced Portfolio (formerly ON Risk Managed Balanced Portfolio), AVIP Federated Core Plus Bond Portfolio (formerly ON Federated Core Plus Bond Portfolio), AVIP Intech U.S. Low Volatility Portfolio (formerly ON U.S. Low Volatility Portfolio), AVIP AB Relative Value Portfolio (formerly ON AB Relative Value Portfolio), AVIP iShares Managed Risk Balanced Portfolio (formerly ON iShares Managed Risk Balanced Portfolio), AVIP Moderately Conservative Model Portfolio (formerly ON Moderately Conservative Model Portfolio), AVIP Balanced Model Portfolio (formerly ON Balanced Model Portfolio), AVIP Moderate Growth Model Portfolio (formerly ON Moderate Growth Model Portfolio), AVIP Growth Model Portfolio (formerly ON Growth Model Portfolio), AVIP iShares Managed Risk Moderate Growth Portfolio (formerly ON iShares Managed Risk Moderate Growth Portfolio) and AVIP iShares Managed Risk Growth Portfolio (formerly ON iShares Managed Risk Growth Portfolio) (each a Portfolio and collectively, the Portfolios of the AuguStarSM Variable Insurance Products Fund, Inc. (formerly Ohio National Fund, Inc.)), incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

April 25, 2024